SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-A/A
Amendment No. 1
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934
TRICO BANCSHARES
(Exact name of registrant as specified in its charter)

California	94-2792841

State of Incorporation	IRS Employer ID Number

65 Constitution Ave, Chico, California	95973

Address of registrant’s principal executive office	Zip Code
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered
Preferred Stock Purchase Rights	Nasdaq Global Market
(Name of each exchange on which class is to be registered)
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐
Securities Act registration statement file number to which this form relates:                                         (if applicable)
Securities to be registered pursuant to Section 12(g) of the Act:
(Title of class)
(Title of class)
Explanatory Note
This Amendment No. 1 amends and supplements the Registration Statement on Form 8-A filed by TriCo Bancshares on July 5, 2001, relating to the registration of Preferred Stock Purchase Rights.

INFORMATION REQUIRED IN REGISTRATION STATEMENT
Item 1. Description of Registrant’s Securities to be Registered.
On July 8, 2011, TriCo Bancshares (the “Company”) extended the maturity date of its Shareholder Rights Plan by 10 years by amending its existing Rights Agreement with Mellon Investor Services LLC, as Rights Agent. The rights issued under the Rights Agreement give holders, under certain specified circumstances, the right to purchase shares of the Company’s Series AA Junior Participating Preferred Stock at a discount to the market value of the Company’s common stock and is intended to place the Board of Directors in a favorable position to negotiate with any proposed acquirer of the Company or a controlling interest in its common stock.
Item 2. Exhibits.
The exhibit list called for by this Item is incorporated by reference to the exhibit index filed as part of this registration statement.
SIGNATURE
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this amendment to registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: July 8, 2011	TRICO BANCSHARES
	By:	/s/ Thomas J. Reddish
Thomas J. Reddish
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit 4.1	Rights Agreement dated as of June 25, 2001 between TriCo Bancshares and Mellon Investor Services LLC (incorporated by reference to Exhibit 1 to Registration Statement on Form 8-A filed on July 5, 2001).
Exhibit 4.2	Amendment to Rights Agreement dated as of July 8, 2011 between TriCo Bancshares and BNY Mellon Investor Services LLC (incorporated by reference to Exhibit 4.1 to the Company’s Form 8-K filed on July 8, 2011).
Exhibit 4.3	Amended and Restated Form of Right Certificate (incorporated by reference to Exhibit 4.2 to the Company’s Form 8-K filed on July 8, 2011).
Exhibit 99	Amended and Restated Form of Summary of Series AA Preferred Stock Purchase Rights (incorporated by reference to Exhibit 99.1 to the Company’s Form 8-K filed on July 8, 2011).